Exhibit 8.1

Azure Power Global Limited’s group structure as on March 31, 2018

Azure Power Energy Limited (Mauritius)	AZURE POWER GLOBAL LIMITED (Ultimate Holding Company in Mauritius)

AZURE POWER INDIA PVT LTD (Holding Company in India)	AZURE POWER ROOFTOP PVT LTD (Holding Company in India)

Azure Power (Punjab) Private Limited (India)	Azure Power Rooftop (GenCo.) Pvt Ltd.
Azure Power (Rajasthan) Private Limited (India)	(India)
Azure Power (Haryana) Private Limited (India)
Azure Solar Private Limited (India)
Azure Sun Energy Private Limited (India)	Azure Power Rooftop One Pvt Ltd. (India)
Azure Urja Private Limited (India)	Azure Power Rooftop Two Pvt Ltd. (India)
Azure Surya Private Limited (India)	Azure Power Rooftop Three Pvt Ltd. (India)
Azure Power (Karnataka) Private Limited (India)	Azure Power Rooftop Four Pvt Ltd. (India)
Azure Solar Solutions Private Limited (India)	Azure Power Rooftop Five Pvt Ltd. (India)
Azure Power Infrastructure Private Ltd (India)	Azure Power Rooftop Six Pvt Ltd. (India)
Azure Sunlight Private Limited (India)	Azure Power Rooftop Seven Pvt Ltd. (India)
Azure Sunrise Private Limited (India)	Azure Power Rooftop Eight Pvt Ltd. (India)
Azure Sunshine Private Limited (India)	Azure Power Rooftop Nine Pvt Ltd. (India)
Azure Power (Raj.) Pvt. Ltd. (India)	Azure Power Rooftop Ten Pvt Ltd. (India)
Azure Photovoltaic Pvt. Ltd. (India)	Azure Power Rooftop Eleven Pvt Ltd. (India)
Azure Renewable Energy Pvt. Ltd. (India)	Azure Power Rooftop Twelve Pvt Ltd. (India)
Azure Clean Energy Pvt. Ltd. (India)	Azure Power One Pvt Ltd (India)
Azure Green Tech Private Limited (India)
Azure Power Earth Private Limited (India)
Azure Power Eris Private Limited (India)
Azure Power Mars Private Limited (India)
Azure Power Mercury Private Limited (India)
Azure Power Pluto Private Limited (India)
Azure Power Saturn Private Limited (India)
Azure Power Jupiter Private Limited (India)
Azure Power Makemake Private Limited (India)
Azure Power Uranus Private Limited (India)
Azure Power Venus Private Limited (India)
Azure Power Thirty Three Private Limited (India)
Azure Power Thirty Four Private Limited (India)
Azure Power Thirty Five Private Limited (India)
Azure Power Thirty Six Private Limited (India)
Azure Power Thirty Seven Private Limited (India)
Azure Power Thirty Eight Private Limited (India)
Azure Power Thirty Nine Private Limited (India)
Azure Power Forty Private Limited (India)
Azure Power Forty One Private Limited (India)
Azure Power Forty Two Private Limited (India)
Azure Power Forty Three Private Limited (India)
Azure Power Forty Four Private Limited (India)
Azure Power Forty Five Private Limited (India)
Azure Power Forty Six Private Limited (India)
Azure Power Forty Seven Private Limited (India)
Azure Power Forty Eight Private Limited (India)
Azure Power Forty Nine Private Limited (India)
Azure Power Fifty Private Limited (India)
Azure Power US INC (USA)
Aster Power INC (USA)
Azure Power Maple Private Limited (India) Azure Power Green Private Limited (India)